[LETTERHEAD OF MAYER, BROWN & PLATT]

                                November 12, 1999

Flagship Auto Loan Funding LLC 1999-2

Ladies and Gentlemen:

      We have acted as special tax counsel for Prudential Securities Secured Financing Corporation ("Prudential"), a Delaware corporation, in connection with the sale and assignment of certain retail installment sale contracts for new and used automobiles and light trucks by Prudential to Flagship Auto Receivables Owner Trust 1999-2 (the "Issuer" or the "Trust") formed pursuant to that certain Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of November 1, 1999, among Prudential, as holder of the Certificate, Flagship Credit Corporation ("Flagship Credit"), in its individual capacity, and First Union National Bank, as Owner Trustee, in exchange for, among other things, the Flagship Auto Receivables Owner Trust 1999-2 Class A-1 asset backed notes, Class A-2 asset backed notes, Class A-3 asset backed notes and Class A-4 asset backed notes (the "Notes"). Prudential has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, File No. 333-52021 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of certain securities, including the Notes. Prudential has filed with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act a supplement, dated November 8, 1999 (the "Prospectus Supplement") to the prospectus, dated November 8, 1999 (the "Basic Prospectus"), relating to the Notes and the method of distribution thereof. The Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by Prudential, are hereinafter called the "Prospectus".

      In connection with rendering our opinion, we have examined and relied upon and base our opinion on (i) the Trust Agreement, (ii) the Owner Trust Purchase Agreement, (iii) the Registration Statement, (iv) the Prospectus, and (v) such other documents as we have deemed necessary for purposes of this opinion.

      The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service ("IRS") contained in published Revenue Rulings
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Flagship Auto Loan Funding LLC 1999-2
November 12, 1999
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and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

      Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that, for federal income tax purposes: (i) the Trust will not be treated as an association (or a publicly traded partnership) taxable as a corporation and (ii) the Notes will be characterized as debt.

      The scope of this opinion is expressly limited to the issues set forth herein, and we express no opinion with respect to any other taxes or collateral tax consequences with respect to the Receivables or the Trust.

      This opinion letter may not be disclosed or relied on in connection with any transaction other than the transactions contemplated herein. The opinion rendered herein may not be relied upon for any other purpose; provided that the opinion rendered herein speaks only as of the date hereof and we have no responsibility or obligation to update this opinion, or to take into account changes in law, facts or any other development of which we may later become aware.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission and to the use of our name in the Prospectus.

                                            Very truly yours,


                                            /s/ Mayer, Brown & Platt

                                            MAYER, BROWN & PLATT

SML/WAL